
                                                                     EXHIBIT 4.5

                                                                  CONFORMED COPY

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                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                                 TBC CORPORATION

                         and certain of its Subsidiaries

                                   in favor of

                              JP MORGAN CHASE BANK,

                               as Collateral Agent

                           Dated as of March 31, 2003

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                                TABLE OF CONTENTS

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SECTION 1.        DEFINED TERMS..................................................................................     2
         1.1      Definitions....................................................................................     2
         1.2      Other Definitional Provisions..................................................................     6

SECTION 2.        GUARANTEE......................................................................................     6
         2.1      Guarantee......................................................................................     6
         2.2      Right of Contribution..........................................................................     7
         2.3      No Subrogation.................................................................................     7
         2.4      Amendments, etc. with respect to the Borrower Obligations......................................     7
         2.5      Guarantee Absolute and Unconditional...........................................................     8
         2.6      Remedies.......................................................................................     8
         2.7      Reinstatement..................................................................................     9
         2.8      Payments.......................................................................................     9
         2.9      Application of Guarantee Payments and Recoveries...............................................     9

SECTION 3.        GRANT OF SECURITY INTEREST.....................................................................     9

SECTION 4.        REPRESENTATIONS AND WARRANTIES.................................................................    10
         4.1      Execution, Delivery and Performance............................................................    11
         4.2      Title; No Other Liens..........................................................................    11
         4.3      Perfected First Priority Liens.................................................................    12
         4.4      Jurisdiction of Organization; Chief Executive Office...........................................    12
         4.5      Farm Products..................................................................................    12
         4.6      Investment Property............................................................................    12
         4.7      Receivables....................................................................................    12
         4.8      Intellectual Property..........................................................................    12

SECTION 5.        COVENANTS......................................................................................    12
         5.1      Delivery of Instruments, Certificated Securities and Chattel Paper.............................    13
         5.2      Maintenance of Insurance.......................................................................    13
         5.3      Payment of Obligations.........................................................................    13
         5.4      Maintenance of Perfected Security Interest; Further Documentation..............................    13
         5.5      Changes in Locations, Name, etc................................................................    14
         5.6      Notices........................................................................................    14
         5.7      Investment Property............................................................................    14
         5.8      Intellectual Property..........................................................................    15

SECTION 6.        REMEDIAL PROVISIONS............................................................................    15
         6.1      Certain Matters Relating to Receivables........................................................    15
         6.2      Communications with Obligors; Grantors Remain Liable...........................................    16
         6.3      Pledged Stock..................................................................................    16
         6.4      Proceeds to be Turned Over To Collateral Agent.................................................    17
         6.5      Application of Proceeds........................................................................    17
         6.6      Code and Other Remedies........................................................................    17
         6.7      Sale of Pledged Stock..........................................................................    18
         6.8      Deficiency.....................................................................................    18

                                       i

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SECTION 7.        THE COLLATERAL AGENT...........................................................................    18
         7.1      Collateral Agent's Appointment as Attorney-in-Fact, etc........................................    18
         7.2      Duty of Collateral Agent.......................................................................    20
         7.3      Execution of Financing Statements..............................................................    20
         7.4      Authority of Collateral Agent..................................................................    20

SECTION 8.        MISCELLANEOUS..................................................................................    21
         8.1      Amendments in Writing..........................................................................    21
         8.2      Notices........................................................................................    21
         8.3      No Waiver by Course of Conduct; Cumulative Remedies............................................    21
         8.4      Enforcement Expenses; Indemnification..........................................................    21
         8.5      Successors and Assigns.........................................................................    21
         8.6      Set-Off........................................................................................    22
         8.7      Counterparts...................................................................................    22
         8.8      Severability...................................................................................    22
         8.9      Section Headings...............................................................................    22
         8.10     Integration....................................................................................    22
         8.11     GOVERNING LAW..................................................................................    22
         8.12     Submission To Jurisdiction; Waivers............................................................    22
         8.13     Acknowledgements...............................................................................    23
         8.14     Additional Grantors............................................................................    23
         8.15     Releases.......................................................................................    23
         8.16     WAIVER OF JURY TRIAL...........................................................................    24
         8.17     Continuation of Liens Securing Existing Prudential Notes.......................................    24
         8.18     Existing Guarantees............................................................................    24

SCHEDULES

Schedule 1        Notice Addresses
Schedule 2        Pledged Stock
Schedule 3        Jurisdictions of Organization and Chief Executive Offices
Schedule 4        Intellectual Property

                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 31, 2003, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of JP Morgan Chase Bank, as Collateral Agent (in such capacity, the "Collateral Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of March 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TBC Corporation (the "Borrower"), the Lenders, the Administrative Agent and the Co-Administrative Agent and (ii) The Prudential Insurance Company of America ("Prudential") party to the Second Amended and Restated Note Agreement dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Existing Note Agreement") between Prudential and the Borrower and party to the Note Purchase Agreement dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Additional Note Agreement") among Prudential, certain affiliates, managed accounts or funds of Prudential (the "Prudential Affiliates") and the Borrower (the Existing Note Agreement and the Additional Note Agreement collectively referred to as the "Note Agreements") (the Lenders, Prudential and the Prudential Affiliates being collectively referred to as the "Secured Parties").

                                   WITNESSETH:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, pursuant to the Existing Note Agreement, the Borrower has outstanding certain Series A Senior Notes, Series B Senior Notes and Series C Senior Notes (as amended, supplemented or otherwise modified from time to time, the foregoing collectively referred to as the "Existing Prudential Notes") held by Prudential;

                  WHEREAS, the Existing Prudential Notes are presently secured by, inter alia, certain liens granted by the Grantors pursuant to those certain Amended and Restated Security Agreements (the "Existing Security Agreements"), each dated as of January 5, 2001, from the Borrower and each of the other Grantors party hereto, in favor of the Collateral Agent;

                  WHEREAS, pursuant to the Additional Note Agreement, the Borrower has issued to Prudential certain Series D Variable Rate Senior Secured Notes due April 16, 2009 (as amended, supplemented or otherwise modified from time to time, the "Additional Prudential Notes");

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes, or with regard to Merchant's, Incorporated and Merban, Inc., that will include upon completion of the Merchant's Acquisition, each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement and the proceeds from the issuance of the Additional Prudential Notes will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower has requested that Prudential consent to the Borrower's execution of the Credit Agreement, which consent is required under the Existing Note Agreement, and Prudential has agreed to provide such consent, provided, inter alia, that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

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                                                                               2

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement, and the issuance of Additional Prudential Notes under the Additional Note Agreement;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the amendment and restatement of the Existing Prudential Notes under the Existing Note Agreement and the issuance of Additional Prudential Notes under the Additional Note Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder and to induce Prudential to give its consent required under the Existing Note Agreement and to purchase the Additional Prudential Notes under the Additional Note Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

         (b) The following terms shall have the following meanings:

                  "ABR Loans": as defined in the Credit Agreement.

                  "Additional Note Agreement": as defined in the Preamble hereto.

                  "Additional Prudential Notes": as defined in the recitals hereto.

                  "Administrative Agent": as defined in the Credit Agreement.

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower": as defined in the preamble hereto.

                  "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Prudential Notes, the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement, the Note Agreements and the Prudential Notes after the maturity of the Loans, the Reimbursement Obligations and the Prudential Notes and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Note Agreements, the Prudential Notes, this Agreement, any Mortgage, any Letter of Credit and any guarantee of the Borrower's obligations in respect of any of the foregoing as from time to time in effect,

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                                                                               3

or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, Make-Whole Amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements) (collectively, the "Loan Documents").

                  "Business Day": as defined in the Credit Agreement.

                  "Capital Stock" shall mean any class of capital stock, share capital or similar equity interest of a Person.

                  "Co-Administrative Agent": as defined in the Credit Agreement.

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

                  "Collateral Agent": as defined in the Preamble hereto.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Commitments": as defined in the Credit Agreement.

                  "Credit Agreement": as defined in the preamble hereto.

                  "Default": shall mean a "Default" as defined in the Credit Agreement or in either of the Note Agreements.

                  "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "Event of Default": shall mean an "Event of Default" as defined in the Credit Agreement or in either of the Note Agreements.

                  "Existing Note Agreement": as defined in the Preamble hereto.

                  "Existing Security Agreements": as defined in the recitals hereto.

                  "Existing Prudential Notes": as defined in the recitals hereto.

                  "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

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                                                                               4

                  "GAAP": as defined in the Credit Agreement.

                  "Governmental Authority": as defined in the Credit Agreement.

                  "Grantors": as defined in the preamble hereto.

                  "Guarantee": as defined in Section 2.1(a).

                  "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), the Note Agreements, the Prudential Notes or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, Make-Whole Amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement, the Note Agreements or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrower, Merchant's Incorporated and Merban, Inc.

                  "Guarantee Related Payment": as defined in Section 2.9.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents and the Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

                  "Intercreditor Agreement": the Intercreditor Agreement among Prudential, each Lender, the Administrative Agent, the Co-Administrative Agent and the Collateral Agent, dated as of March 31, 2003.

                  "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to each issuer of any Investment Property.

                  "Letter of Credit": as defined in the Credit Agreement.

                  "Lender Party": as defined in Section 2.6.

                  "Lenders": as defined in the preamble hereto.

                  "Lien": as defined in the Credit Agreement.

                  "Loan Document(s)" is defined within the definition of "Borrower Obligations".

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                                                                               5

                  "Loans": as defined in the Credit Agreement.

                  "Make-Whole Amount": as defined in the Note Agreements.

                  "Mortgage": as defined in the Credit Agreement.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Note Agreements": as defined in the Preamble hereto.

                  "Obligations": (i) in the case of the Borrower, Merchant's Incorporated and Merban, Inc., the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Person": shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company and a government or any department or agency thereof.

                  "Pledged Notes": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Stock": the shares of Capital Stock listed on
Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Prudential": as defined in the Preamble hereto.

                  "Prudential Affiliates": as defined in the Preamble hereto.

                  "Prudential Notes": the collective reference to the Existing Prudential Notes and the Additional Prudential Notes.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Reimbursement Obligations": as defined in the Credit
Agreement.

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                                                                               6

                  "Required Lenders": as defined in the Credit Agreement.

                  "Required Noteholders": shall mean the holder or holders of at least 51% of the aggregate principal amount of each of the Existing Prudential Notes and the Additional Prudential Notes.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Secured Parties": as defined in the Preamble hereto.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Subsidiary": as defined in the Credit Agreement.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

         2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees (the "Guarantee") to the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

         (b) Anything herein or in any other Loan Document or the Intercreditor Agreement to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents or the Intercreditor Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder. Each Guarantor shall give notice at the time of any payment by it hereunder to the recipient of such payment and to the Collateral Agent.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement or the Note Agreements the Borrower may be free from any Borrower Obligations.

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

         2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

         2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Credit Agreement, the Note Agreements, the Prudential Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement, the Note Agreements, the Prudential Notes or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance in full) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Remedies. Any one or more of Prudential, each Prudential Affiliate and the Co-Administrative Agent (for the benefit of the Lenders) (each a "Lender Party") may, either individually or collectively, seek to enforce the Obligations of any Guarantor under and in respect of the Guarantee. No Lender Party shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Person liable on any of the Obligations, (b) join the Borrower or any other Person liable on any of the Obligations in any action in which any Lender Party prosecutes collection or seeks to enforce or resort to any remedies against the Borrower or other Person liable on any of the Obligations, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) any Lender Party or any other Person liable on any of the Obligations.

         2.7 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.8 Payments. Each Guarantor hereby guarantees that payments hereunder
(a) in respect of the Credit Agreement, the Loans and the Reimbursement Obligations, will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Funding Office, and (b) in respect of the Note Agreements and the Prudential Notes, will be paid to the holders of the Prudential Notes, without set-off or counterclaim, in the manner provided in the Note Agreements.

         2.9 Application of Guarantee Payments and Recoveries

         (a) Each payment or other recovery from a Guarantor under or in respect of its obligations under this Section 2 (each, a "Guarantee Related Payment") shall belong to each Secured Party, in accordance with their respective "Proportionate Shares", as defined below. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of the Guarantee in excess of its Proportionate Share of all payments then or thereafter obtained by the Secured Parties with respect to the Guarantee, then such party shall give prompt notice to the Collateral Agent indicating the payment or other recovery obtained. Such Secured Party shall purchase from the other Secured Parties such participation in the indebtedness of the Guarantors under this Agreement as shall be necessary to cause such purchasing party to share such payment or other recovery ratably, based on all Proportionate Shares, with all of the Secured Parties; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing party, the purchase price shall be rescinded, and each other Secured Party shall repay to the purchasing party the purchase price, to the ratable extent of such recovery in proportion to the amount received by such other Secured Party, together with an amount equal to such Secured Party's ratable share (according to the proportion of (x) the amount of such Secured Party's required repayment to the purchasing party to (y) the total amounts recovered from the purchasing party) of any interest or other amount paid or payable by the purchasing party in respect of the total amount so recovered.

         (b) The term "Proportionate Share", as used herein, shall mean at any time, for each Secured Party, a fraction (a) the numerator of which is the aggregate principal amount of the Obligations held by such party at such time, and (b) the denominator of which is the aggregate principal amount of the Obligations held by all Secured Parties at such time.

                     SECTION 3. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the

"Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

         (a) all Accounts;

         (b) all Chattel Paper;

         (c) all Deposit Accounts;

         (d) all Documents (other than title documents with respect to vehicles);

         (e) all Equipment;

         (f) all General Intangibles;

         (g) all Instruments;

         (h) all Intellectual Property;

         (i) all Inventory;

         (j) all Investment Property;

         (k) all Letter-of-Credit Rights;

         (l) all Commercial Tort Claims;

         (m) all other property not otherwise described above;

         (n) all books and records pertaining to the Collateral; and

         (o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

                  provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder and to induce Prudential to give its consent under, and to amend and restate, the Existing Note Agreement and to purchase the Additional Prudential Notes under the Additional Note Agreement, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

         4.1 Execution, Delivery and Performance. (a) The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not contravene its bylaws or its articles of incorporation.

         (b) The execution, delivery and performance by such Grantor of this Agreement do not and will not contravene applicable law or, except as permitted under the Credit Agreement and the Note Agreements, any contractual restriction binding on or affecting such Grantor or any of its properties, and do not and will not result in or require the creation of any Lien, security interest or other charge of encumbrance upon or with respect to any of such Grantor's properties except as may be created by this Agreement.

         (c) Except with regard to Liens permitted to exist on the Collateral by the Credit Agreement and the Note Agreements, no authorization or approval or other action by, and no notice to or filing with, any Person or entity not otherwise obtained is required for the due execution, delivery and performance by such Grantor of this Agreement.

         (d) This Agreement is a legal, valid and binding obligation of such Grantor, enforceable against such Grantor, in accordance with its terms.

         (e) There is no action, suit or proceeding pending or, to the knowledge of such Grantor, threatened against or otherwise affecting it before any Governmental Authority or arbitrator which would prohibit the execution, delivery and performance by it of this Agreement.

         (f) Such Grantor (other than the Borrower) and the Borrower are separately incorporated or organized entities that operate independently from each other. Such Grantor (other than the Borrower) utilizes certain accounting, cash management, management and other operational and organizational functions of the Borrower for operational and organizational efficiency, as well as to assist in the preparation of tax returns on a consolidated basis. In the event these functions were no longer provided to such Grantor by the Borrower, such Grantor would need to make the necessary adjustments in its operations and organizational functions, in order to replace such functions. The majority of the purchasing functions of such Grantor are handled by the Borrower, although some of these functions may be occasionally shared for efficiency or as special circumstances warrant.

         4.2 Title; No Other Liens Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement and the Note Agreements, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Except (i) with regard to Liens permitted to exist on the Collateral by the Credit Agreement and the Note Agreements, and (ii) for financing statements evidencing operating lease transactions, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement and the Note Agreements. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Collateral Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

         4.3 Perfected Priority Liens. The security interests granted pursuant to this Agreement (a) to the extent they can be perfected under the UCC, constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement and the Note Agreements and unrecorded Liens which have priority over the Liens on the Collateral by operation of law.

         4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

         4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) To the knowledge of the Grantors, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         4.7 Receivables. The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

         4.8 Intellectual Property. Schedule 4 lists all Intellectual Property owned by such Grantor in its own name on the date hereof, other than Trademarks or Copyrights arising under common law or state law, as to which no registration or other filing has been made.

                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If an Event of Default shall occur and be continuing and if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

         5.2. Maintenance of Insurance. Such Grantor will have and maintain insurance at its expense at all times and in such amounts, in such form, containing such terms and written by such companies as may be reasonably satisfactory to the Collateral Agent (and as more particularly set forth in the Credit Agreement and the Note Agreements). All policies of insurance shall be payable to the Collateral Agent and such Grantor, as its interests may appear, shall name the Collateral Agent as a co-insured party, and shall provide for thirty (30) days' written notice of cancellation or modification to the Collateral Agent. So long as any Event of Default exists, the Collateral Agent is authorized by such Grantor to act as its attorney in collecting, adjusting, settling or canceling such insurance and endorsing any drafts drawn by insurers. The Collateral Agent may apply any proceeds of insurance received by it to the Obligations, whether due or not; provided, however, that the Collateral Agent will hold such proceeds as a special deposit for use by such Grantor to repair, restore or replace the assets which gave rise to such proceeds, or to acquire other tangible assets to be used in such Grantor's businesses, within one year after the event giving rise to such proceeds, so long as (i) such Grantor is taking steps to repair, restore or replace such Collateral, or to acquire such tangible assets, with due diligence and in good faith and (ii) no Event of Default shall have occurred. Such Grantor will immediately notify the Collateral Agent of any damage to or loss of Collateral in excess of $5,000,000. Not later than ten (10) days prior to the expiration date of each policy of insurance then in effect, such Grantor shall deliver to the Collateral Agent a certificate of insurance certifying as to (i) the extension of such policy or the issuance of a renewal policy therefor, describing the same in reasonable detail satisfactory to the Collateral Agent and (ii) the payment in full of the portion of the premium therefor then due and payable (or accompanied by other proof of such payment satisfactory to the Collateral Agent). Such Grantor shall be required forthwith to notify the Collateral Agent (by telephone, confirmed in writing) if such Grantor shall determine at any time not to, or at any time be unable to, extend or renew any such policy then in effect. Notwithstanding the foregoing, such Grantor, pursuant to Article Nine of the New York UCC, shall bear the risk of loss of Collateral.

         5.3. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         5.4 Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall defend the security interest created by this Agreement against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

         (b) Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent or any Secured Party may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

         5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

         (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

         (ii)     change its name.

         5.6 Notices. Such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of:

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement and the Note Agreements) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

         (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution representing a return of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Collateral Agent, or unless otherwise permitted by the Loan Documents, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

         (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, and (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it.

         5.8 Intellectual Property. Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                         SECTION 6. REMEDIAL PROVISIONS

         6.1 Certain Matters Relating to Receivables. (a) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Collateral Agent's request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables.

         (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement and the Note Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property.

         (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations, as provided in the Intercreditor Agreement, in such order as the Collateral Agent may determine. If an Event of Default shall occur and be continuing and either
(A) the Co-Administrative Agent shall have, pursuant to the request of the Required Lenders, by notice to the Borrower (i) terminated the Revolving Credit Commitments and/or (ii) declared the Loans then outstanding to be due and payable in whole, or (B) any or all of the Prudential Notes shall have become immediately due and payable pursuant to Section 7.1 of the respective Note Agreement, then any or all of the Investment Property shall at the request of the Collateral Agent be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent. Each Issuer which is a party hereto acknowledges the authorizations and instructions provided for in the immediately proceeding sentence.

         6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

         6.5 Application of Proceeds. The Collateral Agent shall apply any Proceeds constituting Collateral (other than any Guarantee Related Payment, which payments shall be applied in accordance with Section 2.9 hereof) received by the Collateral Agent pursuant to or in connection with enforcement of this Agreement or upon the commencement of and during the continuance of any proceedings by or against any Grantor of any type referred to in Article VII(h) of the Credit Agreement or Section 7.1(k) of the Note Agreements as provided in the Intercreditor Agreement (notwithstanding any other provision herein to the contrary). Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or required by any Loan Document) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the

Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         6.7 Sale of Pledged Stock. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws.

         6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

                        SECTION 7. THE COLLATERAL AGENT

         7.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral

Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

         (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

         (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

         (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (iv)     execute, in connection with any sale provided for in Section
     6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

         7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement and the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

         8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except (a) with the consent of the Required Noteholders and (b) in accordance with Section 9.02(b) of the Credit Agreement.

         8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement, and, in the case of any Grantor, the Note Agreements; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement, the Note Agreements and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

         (b) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement or pursuant to Section 11.2 of the Note Agreements.

         (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement, the Note Agreements, the Prudential Notes and the other Loan Documents.

         8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, the Note Agreements, the Prudential Notes, any other Loan Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

         8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 Integration. This Agreement, the Credit Agreement, the Note Agreements, the Prudential Notes, the Intercreditor Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the Credit Agreement, in the Note Agreements, in the Prudential Notes, in the Intercreditor Agreement or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Credit Agreement, the Note Agreements, the Prudential Notes and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         8.13 Acknowledgements. Each Grantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Credit Agreement, the Note Agreements, the Prudential Notes or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the Credit Agreement, the Note Agreements, the Prudential Notes or the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

         8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.11 of the Credit Agreement and Section 5.6 of the Note Agreements shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Merchant's, Incorporated and Merban, Inc. shall become a party to this Agreement upon execution and delivery thereof, provided that such execution and delivery shall only become effective upon completion of the Merchant's Acquisition.

         8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations, all amounts owing in respect of the Prudential Notes and the Note Agreements and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement and the Note Agreements, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement and the Note Agreements; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement, the Note Agreements and the other Loan Documents.

         8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         8.17 Continuation of Liens Securing Existing Prudential Notes.

                  In addition to constituting new Liens securing all of the Borrower Obligations, the Liens created hereby shall be deemed to be a continuation and confirmation of the Liens created pursuant to the Existing Security Agreements and an amendment and restatement of the terms and conditions thereof.

         8.18 Existing Guarantees. The Guarantees executed by each Subsidiary under the Existing Credit Agreement shall be superceded by the guarantee contained in Section 2 hereof.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                             TBC Corporation

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: President and Chief Executive Officer

                             TBC International Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: President

                             Carroll's, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             Big O Tires, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             TBC Retail Enterprises, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: President and Chief Executive Officer

                             Big O Tire of Idaho, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             O Advertising, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             Tire Kingdom, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             Northern States Tire, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: President

                             Big O Retail Enterprises, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             Big O Development, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             TBC Brands, LLC

                             By:  /s/ Tina J. Ford
                                 -----------------------------
                                 Name: Tina J. Ford
                                 Title: President

                             TBC Capital, LLC

                             By: /s/ Tina J. Ford
                                 -----------------------------
                                 Name: Tina J. Ford
                                 Title: President

                             Merchant's Incorporated

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                             Merban, Inc.

                             By: /s/ Lawrence C. Day
                                 -----------------------------
                                 Name: Lawrence C. Day
                                 Title: Chairman of the Board

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

All notices, requests or demands to or upon any Guarantor shall be addressed to such Guarantor:

                               c/o TBC Corporation
                             4770 Hickory Hill Road
                                Memphis, TN 38141
                                       or
                                 P.O. Box 181342
                             Memphis, TN 38181-0342

                                                                      Schedule 2

                       DESCRIPTION OF INVESTMENT PROPERTY

PLEDGED STOCK:

Issuer                          Class of Stock      Cert. No.                 No. of Shares
------                          --------------      ---------                 -------------
TBC International Inc.              Common             2                                1

Carroll's, Inc.                     Common            150                       2,337,002

Big O Tires, Inc.                   Common             2                              100

TBC Retail Enterprises, Inc.        Common             1                              100

Big O Tire of Idaho, Inc.           Common            R-1                           6,002

O Advertising, Inc.                 Common            R-1                          31,000

Tire Kingdom, Inc.                  Common             7                           60,000

Northern States Tire, Inc.          Common             2                              100

Big O Retail Enterprises, Inc.      Common             2                           10,000

Big O Development, Inc.             Common            R-1                          20,000

Merchant's, Incorporated.           Common

Merban, Inc.                        Common

UNCERTIFICATED SECURITIES:

Name of Issuer                    Percentage of Membership Interests
--------------                    ----------------------------------
TBC Brands, LLC                     100% owned by TBC Corporation

TBC Capital, LLC                    90% owned by TBC Corporation
                                     5% owned by Carroll's, Inc.
                                     5% owned by Tire Kingdom, Inc.

                                                                      Schedule 3

               LOCATION OF JURISDICTION AND CHIEF EXECUTIVE OFFICE

                                                                       Location of Chief
Grantor                          Jurisdiction of Organization          Executive Office
-------                          ----------------------------          -----------------
TBC Corporation                            Delaware                  4770 Hickory Hill Road
                                                                     Memphis, TN 38141

TBC International Inc.                     Delaware                  4770 Hickory Hill Road
                                                                     Memphis, TN 38141

Carroll's, Inc.                            Georgia                   4281 Old Dixie Highway
                                                                     Hapeville, GA 30254

Big O Tires, Inc.                          Nevada                    12650 E. Briarwood Ave.
                                                                     Englewood, CO 80112

TBC Retail Enterprises, Inc.               Delaware                  4770 Hickory Hill Road
                                                                     Memphis, TN 38141

Big O Tire of Idaho, Inc.                  Idaho                     12650 E. Briarwood Ave.
                                                                     Englewood, CO 80112

O Advertising, Inc.                        Colorado                  12650 E. Briarwood Ave.
                                                                     Englewood, CO 80112

Tire Kingdom, Inc.                         Florida                   2001 N. Congress Ave.
                                                                     Riviera Beach, FL 33404

Northern States Tire, Inc.                 Delaware                  4770 Hickory Hill Road
                                                                     Memphis, TN 38141

Big O Retail Enterprises, Inc.             Colorado                  4770 Hickory Hill Road
                                                                     Memphis, TN 38141

Big O Development, Inc.                    Colorado                  2650 E. Briarwood Ave.
                                                                     Englewood, CO 80112

TBC Brands, LLC                            Delaware                  Suite 390-P
                                                                     630 Isbell Road
                                                                     Reno, NV 89509

TBC Capital, LLC                           Delaware                  Suite 390-P
                                                                     630 Isbell Road
                                                                     Reno, NV 89509

Merchant's, Incorporated                   Delaware                  9073 Euclid Ave.
                                                                     Manassas, VA 22110

Merban, Inc.                               Virginia                  9073 Euclid Ave.
                                                                     Manassas, VA 22110

                                                                      Schedule 4

              TRADEMARKS, TRADENAMES, SERVICE MARKS, AND COPYRIGHTS

                               TIRE KINGDOM, INC.

Trademark Report by Mark                               Printed: 3/28/2003 Page 1
Status: ACTIVE

COUNTRY                                   FILED        APPL#             REGDT        REG#               STATUS            CLASSES
MISCELLANEOUS [CROWN] DESIGN
UNITED STATES                            9/1/1999    75/791,760        6/27/2000    2,363,324          REGISTERED             35

TIRE KINGDOM
UNITED STATES                            2/5/2003    76/487,769                                        PENDING                35

UNITED STATES                            12/10/1992  74/338,671        5/31/1994    1,838,215          REGISTERED             42

TIRE KINGDOM & DESIGN
UNITED STATES                            2/5/2003    76/487,604                                        PENDING                35

                                                       END OF                                          TOTAL ITEMS SELECTED =  4

                                BIG O TIRES, INC.

Trademark Report by Mark                               Printed: 3/28/2003 Page 1
Status:  ACTIVE

COUNTRY                                    FILED       APPL#             REGDT         REG#              STATUS         CLASSES
A REPUTATION YOU CAN RIDE ON
UNITED STATES                            2/22/1993   74/360,838        7/19/1994    1,845,544          REGISTERED       37,42

ASPEN
UNITED STATES                            3/25/1988   73/718,614        10/11/1988   1,508,041          REGISTERED       12

BIG FOOT
CANADA                                   3/15/1988   602897            3/13/1992    395398             REGISTERED       A

MEXICO                                   5/15/1998   332727            10/20/2000   674604             REGISTERED       12

UNITED STATES                            5/7/1993    74/389,931        7/11/1995    1,904,955          REGISTERED       12

BIG FOOT 60
UNITED STATES                            9/6/1974    73/031,264        9/12/1978    1,102,058          REGISTERED       12

BIG FOOT 70
UNITED STATES                            9/16/1974   73/031,311        9/12/1978    1,102,059          REGISTERED       12

BIG HAUL
UNITED STATES                            10/3/1974   73/033,736        8/26/1975    1,018,800          REGISTERED       12

BIG LIFT
CANADA                                   3/9/1998    871625                                            ALLOWED          37

UNITED STATES                            9/17/1997   75/358,399        12/18/2001   2,520,443          REGISTERED       35,37

BIG O
MEXICO                                   5/15/1998   332726            10/20/2000   674603             REGISTERED       12

TEXAS                                    9/2/1982    N/A               9/2/1982     40704              REGISTERED       12

TEXAS                                    11/1/1982   40967             11/1/1982    40967              REGISTERED       42

UNITED STATES                            1/14/1974   73/010,921        9/24/1974    993,415            REGISTERED       12

UNITED STATES                            9/10/1973   73/000,572        10/1/1974    994,466            REGISTERED       42

BIG O TIRES
CANADA                                   6/18/1987   586384            10/27/1989   361490             REGISTERED       N/A

CANADA                                   5/5/1999    1,014,484         2/21/2002    TMA558285          REGISTERED       12,35,37

MEXICO                                   5/15/1998   332728            10/20/2000   674605             REGISTERED       42

UNITED STATES                            4/12/1999   75/679,597        12/12/2000   2,411,926          REGISTERED       12,35,37

BIG O TIRES & DESIGN
CANADA                                                                 6/12/1981    259,938            REGISTERED       N/A

CANADA                                   3/27/1991   682687            11/12/1993   TMA419439          REGISTERED       N/A

BIG O TIRES AND DESIGN
UNITED STATES                            12/4/1989   74/007,344        8/28/1990    1,611,160          REGISTERED       12,42

COSTULESS & DESIGN
CANADA                                   8/5/1994    761237            10/28/1997   TMA484761          REGISTERED       A,Aa

MEXICO                                   8/9/1994    207912            10/11/1994   476693             REGISTERED       37,A

MEXICO                                   8/9/1994    207911            10/5/1994    476099             REGISTERED       42

COSTULESS & DESIGN
UNITED STATES                            7/12/1994   74/548,947        1/30/1996    1,952,457          REGISTERED       12,37,42

DARE TO COMPARE
UNITED STATES                            4/20/2000   76/030,453        9/25/2001    2,492,236          REGISTERED       035

DESIGN OF BIG FOOT

CANADA                                   5/5/1999    1,014,482         3/15/2001    TMA542,415         REGISTERED       12,35,37

UNITED STATES                            4/12/1999   75/680,850        2/1/2000     2,314,775          REGISTERED       12,35,37

EURO TOUR
CANADA                                   1/15/2003   1164833                                           PENDING          12

MEXICO                                   2/3/2003    586480                                            PENDING          12

UNITED STATES                            11/8/2002   76/468,502                                        PENDING          12

EXTRA CARE & DESIGN
UNITED STATES                            3/24/1986   589,583           11/18/1986   1,417,730          REGISTERED       37

UNITED STATES                            3/24/1986   73/589,583        11/18/1986   1,417,730          REGISTERED       37

HYDRO-TRAC
MEXICO                                   1/14/1994   188025            5/4/1994     459327             REGISTERED       12

LEGACY
CANADA                                   3/15/1988   602896            3/13/1992    395397             REGISTERED       N/A

COLORADO                                 10/28/1985  N/A               10/28/1985   T29645             REGISTERED       35

COLORADO                                                               4/22/1976    T30670             REGISTERED

MEXICO                                   1/14/1994   188026            5/4/1994     459328             REGISTERED       12

UNITED STATES                            10/31/1985  73/566,064        5/20/1986    1,393,967          REGISTERED       12

LIGHTENING
MEXICO                                   1/14/1994   188027            12/6/1994    481629             REGISTERED       12,35

PATHMAX
UNITED STATES                            8/3/1998    75/529,550        9/28/1999    2,281,419          REGISTERED       12

PROCOMP
MEXICO                                   1/14/1994   188028            5/4/1994     459329             REGISTERED       12, 35

PROCOMP HIGH PERFORMANCE
UNITED STATES                            7/27/1992   74/298,320        7/5/1994     1,842,854          REGISTERED       12

SASQUATCH [BIG FOOT] DESIGN
CANADA                                   5/5/1999    1,014,483         1/16/2003    tma573769          REGISTERED       12,35,37

SONIC COMMERCIAL
UNITED STATES                            12/2/1964   72/207,339        3/15/1966    805,578            REGISTERED       12

SUN VALLEY

UNITED STATES                            10/31/1968  72/310,988        6/17/1969    871,318            REGISTERED       35

VENGEANCE
CANADA                                   1/2/2003    N/A                                               PENDING

MEXICO                                   1/7/2003    582675                                            PENDING

UNITED STATES                            10/18/2002  76/460,700                                        PENDING          12

WWW.BIGOTIRES.COM & DESIGN
CANADA                                   3/20/2001   1096649                                           PENDING

MEXICO                                   3/29/2001   478565            8/30/2001    713395             REGISTERED       37

MEXICO                                   3/29/2001   478566                                            PENDING          42

UNITED STATES                            12/1/2000   76/174,243        12/4/2001    2,514,975          REGISTERED       35,37

                                                        END OF                                         TOTAL ITEMS SELECTED = 63

                                 TBC BRANDS, LLC

Trademark Report by Mark                               Printed: 3/28/2003 Page 1
Status:  ACTIVE

COUNTRY                                     FILED      APPL#             REGDT         REG#              STATUS         CLASSES
AQUA FLOW
CANADA                                   3/9/1993    724,287           7/15/1994    430478             REGISTERED       N/A

JAPAN                                    8/25/1993   87543/93          7/31/1996    3183343            REGISTERED       12

MEXICO                                   3/24/1993   163889            8/3/1993     438707             REGISTERED       12

UNITED STATES                            11/24/1992  74/334,184        1/4/1994     1,815,411          REGISTERED       12

AQUA FLOW III
CANADA                                   2/5/2001    1091561                                           ALLOWED

MEXICO                                   3/13/2001   475492            5/24/2001    699369             REGISTERED

UNITED STATES                            9/13/2000   76/128,049        4/2/2002     2,557,298          REGISTERED       12

BROADWAY CLASSIC
UNITED STATES                            12/4/2002   76/472,568                                        PENDING          12

CENTRED
CANADA                                   2/19/1999   1006129           10/18/2000   TMA535,038         REGISTERED       12

MEXICO                                   4/23/1999   372561            2/29/2000    644642             REGISTERED       12

UNITED STATES                            1/15/1999   75/621,314        3/20/2001    2,437,511          REGISTERED       12

CENTRON
UNITED STATES                            3/12/1985   73/526,552        9/3/1985     1,357,941          REGISTERED       12

CENTURY
CANADA                                   9/10/1999   1,028,617         11/22/2002   TMA571137          REGISTERED       N/A

UNITED STATES                            7/30/1999   75/764,830        7/17/2001    2,470,426          REGISTERED       12

CORDOVAN
CANADA                                   3/8/1990    652,673           4/5/1991     382741             REGISTERED       12

CHINA                                    6/28/2002   3225736                                           PENDING          12

EUROPEAN UNION                           12/30/1997  719351            4/7/1999     000719351          REGISTERED       9,12

FRANCE                                   4/25/1991   282653            4/25/1991    1657817            REGISTERED       9,12

GERMANY                                  4/30/1991   T 31 825/12 W     7/14/1992    2017105            REGISTERED       9,12

MEXICO                                   12/19/1997  318673            2/27/1998    571618             REGISTERED       12

SOUTH KOREA                              6/28/2002   2002-30152                                        PENDING          12

UNITED KINGDOM                           4/24/1991   1462329           4/24/1991    1462329            REGISTERED       12

UNITED KINGDOM                           5/21/1991   1464865           5/21/1991    1464865            REGISTERED       9

UNITED STATES                            9/27/1985   73/560,572        12/2/1986    1,419,104          REGISTERED       12,17

UNITED STATES                            6/15/1945   72/159,045        8/27/1963    755,493            REGISTERED       35

CORDOVAN BONNEVILLE JET (STYLIZED)
UNITED STATES                            5/19/1964   72/193,756        2/9/1965     784,838            REGISTERED       35

CORDOVAN RADIAL G/T
UNITED STATES                            11/29/1976  73/108,055        9/19/1978    1,102,631          REGISTERED       12

CORDOVAN WIDE 600
UNITED STATES                            8/30/1967   72/279,376        8/6/1968     854,177            REGISTERED       35

CRITERION
UNITED STATES                            2/29/1980   73/252,026        9/15/1981    1,169,191          REGISTERED       12

EPIC
CANADA                                   6/13/2000   1,063,059         8/7/2002     TMA565594          REGISTERED       N/A

MEXICO                                   1/4/1995    220948            3/28/1995    486515             REGISTERED       12

UNITED STATES                            9/10/1985   73/559,173        4/8/1986     1,388,996          REGISTERED       12

EXCEL

CANADA                                   9/10/1999   1,028,616                                         ALLOWED          N/A

UNITED STATES          T30505US0         7/30/1999   75/764,829        7/17/2001    2,470,425          REGISTERED       12

FRONT LINE & DESIGN
UNITED STATES                            5/7/1985    73/536,361        11/5/1985    1,368,849          REGISTERED       12

FRONTLINE
MEXICO                                   10/21/1994  216047            8/30/1995    502347             REGISTERED       12

GRAN ESPRIT
EUROPEAN UNION                           9/19/1996   385617            8/28/1998    385617             REGISTERED       12

UNITED STATES                            5/20/1996   75/107,105        4/14/1998    2,151,303          REGISTERED       12

GRAND AM
CANADA                                   12/29/1994  772,065           6/14/1996    459411             REGISTERED       12

MEXICO                                   10/13/1994  215380            11/22/1994   480234             REGISTERED       12

GRAND PRIX
CANADA                                   10/26/1993  739674            3/16/1999    TMA509,415         REGISTERED       N/A

MEXICO                                   11/8/1993   182542                                            PENDING          12

MEXICO                                   8/30/1994   210274            11/18/1994   479812             REGISTERED       7

UNITED STATES                            5/5/1980    73/260,923        12/29/1981   1,183,571          REGISTERED       11

UNITED STATES                            10/26/1982  73/400,864        11/22/1983   1,258,438          REGISTERED       9

UNITED STATES                            12/12/1975  73/071,592        10/25/1977   1,075,901          REGISTERED       12

UNITED STATES                            8/24/1987   73/680,289        8/27/1991    1,655,035          REGISTERED       37

GRAND PRIX & DESIGN
UNITED STATES                            3/17/1982   73/355,136        1/18/1983    1,224,147          REGISTERED       12

UNITED STATES                            3/25/1959   72/070,188        12/22/1959   690,249            REGISTERED       35

GRAND PRIX RADIAL G/T (STYLIZED)
UNITED STATES                            5/5/1980    73/260,924        8/11/1981    1,164,594          REGISTERED       12

GRAND SPIRIT
MEXICO                                   7/24/1995   238249                                            PENDING          12

UNITED STATES                            1/24/1994   74/481,579        2/27/1996    1,958,273          REGISTERED       12

GRAND SPIRIT TOURING LS
UNITED STATES                            12/4/2002   76/472,572                                        PENDING          12

GRAND SPORT
CANADA                                   4/12/1990   654,898           3/6/1992     TMA 395,089        REGISTERED       12

MEXICO                                   1/4/1995    220944            4/23/1997    546167             REGISTERED       12

UNITED STATES                            5/13/1986   73/598,547        12/23/1986   1,421,825          REGISTERED       12

HARVEST KING
CANADA                                   12/29/1994  772,070           1/19/1996    TMA452894          REGISTERED       12

CHINA                                    1/30/2002   3084124                                           ALLOWED          12

MEXICO                                   10/13/1994  215383            7/21/1995    497846             REGISTERED       12

SOUTH KOREA                              6/28/2002   2002-31154                                        PENDING

UNITED STATES                            6/19/1989   73/807,530        5/8/1990     1,595,216          REGISTERED       12

HIGHWAY SCOUT RADIAL HTP
UNITED STATES                            3/17/2000   76/004,068        4/9/2002     2,559,952          REGISTERED       12

LIVE ONE (STYLIZED)
UNITED STATES                            8/10/1976   73/096,101        12/13/1977   1,079,273          REGISTERED       9

MATRIX
BRAZIL                                   10/25/1999  822129833                                         PENDING

UNITED STATES                            3/13/1985   73/562,619        3/1/1988     1,478,574          REGISTERED       12

MILEAGE MASTER
UNITED STATES                            3/12/2003   76/497,354                                        PENDING

MULTI-MILE
CANADA                                   2/29/2000   654903(1)         4/12/1991    TMA383056          REGISTERED       12

CHINA                                    6/28/2002   3225735                                           PENDING          12

EUROPEAN UNION                           12/30/1997  719260            4/7/1999     000719260          REGISTERED       9,12

FRANCE                                   4/24/1991   282446            4/2/1991     1657653            REGISTERED       9,12

MEXICO                                   3/24/1993   163887            7/3/1993     438706             REGISTERED       12

MEXICO                                   10/21/1994  216045            3/22/1995    485680             REGISTERED       9

SOUTH KOREA                              6/28/2002   2002-30153                                        PENDING

UNITED KINGDOM                           4/23/1991   1462051           4/23/1991    B1462051           REGISTERED       12

UNITED KINGDOM                           5/21/1991   1464866           5/21/1991    B1464866           REGISTERED       9

UNITED STATES                            8/23/1982   73/381,561        11/29/1983   1,259,363          REGISTERED       12

UNITED STATES                            5/15/1998   75/485,588        8/3/1999     2,266,907          REGISTERED       12

MULTI-MILE (STYLIZED)
UNITED STATES                            5/11/1950   71/597,256        6/24/1952    560,428            REGISTERED       12

MULTI-MILE RADIAL G/T (STYLIZED)
UNITED STATES                            11/29/1976  73/108,056        9/18/1979    1,125,174          REGISTERED       12

MULTI-MILE WIDE '600'
UNITED STATES                            8/30/1967   72/279,377        8/6/1968     854,178            REGISTERED       35

MULTI-TRAC
MEXICO                                   10/13/1994  215381            7/19/1995    497555             REGISTERED       12

UNITED STATES                            3/22/1973   72/452,297        3/26/1974    981,104            REGISTERED       35

POWER KING
CANADA                                   4/12/1990   654,907           4/5/1991     382759             REGISTERED       12

CHINA                                    1/30/2002   3084106                                           ALLOWED          12

MEXICO                                   6/11/1998   336096                                            PENDING          12

SOUTH KOREA                              6/28/2002   2002-30155                                        PENDING          12

UNITED STATES                            4/5/1979    73/210,451        7/29/1980    1,138,319          REGISTERED       12

POWER KING (STYLIZED)
UNITED STATES                            2/7/1983    73/412,703        4/3/1984     1,272,524          REGISTERED       9

POWER KING IMT
UNITED STATES                            6/21/2002   76/424,630                                        PENDING          12

PR812
UNITED STATES                            11/8/2002   76/468,503                                        PENDING          12

PRESTIGE
CANADA                                   5/27/1959   251153            12/11/1959   116209             REGISTERED       N/A

UNITED STATES                            9/1/1954    71/672,582        6/7/1955     607,037            REGISTERED       35

REGENT

CANADA                                   8/3/2000    1,069,844                                         PENDING

MEXICO                                   11/21/2000  459062            8/16/2002    758958             REGISTERED       12

UNITED STATES                            12/17/1999  75/874,916        6/26/2001    2,464,646          REGISTERED       12

SCEPTOR
UNITED STATES                            5/13/1986   73/598,549        12/23/1986   1,421,827          REGISTERED       12

SHADOW
CANADA                                   8/3/2000    1,069,845                                         PENDING

MEXICO                                   9/11/2002   565576                                            PENDING

UNITED STATES*                           12/17/1999  75/874,915                                        PENDING          12

* In the name of  TBC CORPORATION

SIGMA
CANADA                                   4/12/1990   654,894           4/5/1991     382758             REGISTERED       12

CHINA                                    6/28/2002   3225734                                           PENDING          12

GERMANY                                  6/10/1991   T 32 059/12 W     7/14/1992    2017108            REGISTERED       12

MEXICO                                   5/29/1995   N/A               7/27/1995    499136             REGISTERED       12

MEXICO                                   5/29/1995   N/A               7/27/1995    499136             REGISTERED       12

SOUTH KOREA                              6/28/2002   2002-30151                                        PENDING

UNITED KINGDOM                           6/6/1991    1466536           6/6/1991     1466536            REGISTERED       12

UNITED STATES                            5/15/1998   75/485,561        7/20/1999    2,262,889          REGISTERED       12

SIGMA & DESIGN
UNITED STATES                            12/28/1973  73/009,844        11/19/1974   998,427            REGISTERED       12

SIGMA SUPREME HP
CANADA                                   8/3/2000    1,069,847                                         ALLOWED

MEXICO                                   11/21/2000  459065            12/14/2001   728573             REGISTERED

UNITED STATES                            7/26/2000   76/096,412        6/4/2002     2,575,403          REGISTERED       12

SIGMA SUPREME TR
CANADA                                   8/3/2000    1,069,848                                         ALLOWED

MEXICO                                   11/21/2000  459064            12/14/2001   728572             REGISTERED       12

UNITED STATES                            12/17/1999  75/874,912        3/26/2002    2,553,584          REGISTERED       12

SOVRAN
UNITED STATES                            7/27/1989   73/815,288        6/12/1990    1,600,677          REGISTERED       12

STAMPEDE
CANADA                                   12/29/1994  772,066           11/3/1995    TMA449689          REGISTERED       12

MEXICO                                   1/4/1995    220945            3/28/1995    486513             REGISTERED       12

UNITED STATES                            9/18/1984   73/499,961        5/28/1985    1,337,798          REGISTERED       12

SUSSEX
UNITED STATES                            5/13/1986   73/598,548        12/23/1986   1,421,826          REGISTERED       12

TALON
CANADA                                   12/29/1994  772,067           11/3/1995    TMA449690          REGISTERED       12

MEXICO                                   1/4/1995    220943            3/28/1995    486512             REGISTERED       12

UNITED STATES                            9/10/1985   73/559,172        4/8/1986     1,388,995          REGISTERED       12

TBC
MEXICO                                   8/6/1999    385997                                            PENDING          12

UNITED STATES                            10/26/1983  73/449,847        7/2/1985     1,345,491          REGISTERED       9,12

UNITED STATES                            6/13/1978   73/174,209        2/20/1979    1,113,549          REGISTERED       12

UNITED STATES                            6/8/1995    74/685,983        11/25/1997   2,114,992          REGISTERED       35,36,42

TBC BRANDS
UNITED STATES                            2/12/2002   76/369,496                                        ALLOWED          9,12,16

TBC ONLINE
CANADA                                   4/16/1998   875566            6/29/2000    TMA529893          REGISTERED       9

MEXICO                                   12/16/1998  340767                                            PENDING          9

UNITED STATES                            1/23/1998   75/423,437        1/25/2000    2,312,424          REGISTERED       9

TBC PRIVATE BRANDS & DESIGN
UNITED STATES                            2/12/2002   76/369,492                                        ALLOWED          35

TEMPEST
CANADA                                   8/3/2000    1,069,846                                         ALLOWED

MEXICO                                   11/21/2000  459063            12/14/2001   728571             REGISTERED       12

UNITED STATES                            12/17/1999  75/874,914        6/19/2001    2,462,822          REGISTERED       12

TODAY
UNITED STATES                            2/25/1994   74/494,330        1/21/1997    2,032,519          REGISTERED       12

TRAIL GUIDE RADIAL ATP

UNITED STATES                            3/17/2000   76/004,067        4/2/2002     2,557,059          REGISTERED       12

TRAIL GUIDE RT
CANADA                                   3/12/2003   N/A                                               PENDING

UNITED STATES                            12/4/2002   76/472,525                                        PENDING          12

TRAIL SCOUT
MEXICO                                   7/30/1999   385267            9/22/1999    624142             REGISTERED       12

UNITED STATES                            4/12/1999   75/679,588        7/3/2001     2,466,356          REGISTERED       12

TRAILER KING
UNITED STATES                            3/12/2003   76/497,369                                        PENDING

TURBO-TECH
UNITED STATES                            7/18/1989   73/813,331        10/2/1990    1,615,599          REGISTERED       12

ULTRA CELL
UNITED STATES                            11/1/1984   73/506,662        6/11/1985    1,340,421          REGISTERED       9

ULTRA LIFE
UNITED STATES                            11/5/1984   73/507,226        11/19/1985   1,371,051          REGISTERED       9

ULTREX
UNITED STATES                            3/16/1994   74/500,719        4/16/1996    1,968,838          REGISTERED       12

VANDERBILT
UNITED STATES                            10/6/1961   72/129,434        6/11/1963    750,869            REGISTERED       12

VANDERBILT TOURING
UNITED STATES                            12/4/2002   76/472,570                                        PENDING          12

WILD COUNTRY
CANADA                                   12/29/1994  772,071           1/19/1996    TMA452895          REGISTERED       12

MEXICO                                   1/4/1995    220947            3/28/1995    486514             REGISTERED       12

UNITED STATES                            6/30/1992   74/289,945        3/2/1993     1,755,187          REGISTERED       12

WILD SPIRIT RADIAL GTX
UNITED STATES                            12/1/1992   74/335,812        2/15/1994    1,822,004          REGISTERED       12

WILD SPIRIT TOURING LS
UNITED STATES                            12/4/2002   76/472,571                                        PENDING          12


WILD TRAC
CANADA                                   12/29/1994  772,069           5/9/1997     TMA475995          REGISTERED       12

MEXICO                                   1/4/1995    220937            3/28/1995    486510             REGISTERED       12

UNITED STATES                            7/3/1978    73/177,148        7/17/1979    1,122,304          REGISTERED       12

                                                        END OF                                         TOTAL ITEMS SELECTED = 168

                    MERCHANT'S, INCORPORATED AND MERBAN, INC.
                 (AFTER CLOSING DATE OF MERCHANT'S ACQUISITION)

                                         Registration No.                 Registration Date
                                         ----------------                 -----------------
TEAM MERCHANT'S PERFORMANCE
SPECIALISTS

United States                               2,248,803            09/17/2000

29 MINUTES OR LESS, TIRE EXPRESS

United States                               2,077,075            07/18/1997

NO ONE CARES FOR YOUR CAR
LIKE MERCHANT'S

United States                               2,389,988            09/26/2000

READY TO ROLL TIRE PRICING

United States                               75/564,275           Subject to pending opposition filing

MERCHANT'S MAINTENANCE ALERT

United States                               2,078,719            07/15/1997

MERCHANT'S TIRE & AUTO CENTER

United States                               1,420,446            11/14/87
                                                                 11/30/92
                                                                 04/05/93

SERVICE THAT YOU TRUST - GUARANTEED

United States                               1,743,581            12/29/1992

MERCHANT'S

United States                               1,907,199            07/28/1995

                             COPYRIGHT REGISTRATIONS

Title of Work                            Copyright Reg. No.                     Reg. Date
-------------                            ------------------                     ---------
TBC Corporation                             TX-2-920-912                        09/21/90
Electronic Ordering System

Info-Net User's Guide                       TX-4-135-989                        11/13/95
(Info-Net Online; Direct
Connection Info-Net)

Info-Net Online, Release 4.1                TX-4-168-625                        12/07/95
(Info-Net Online; Direct
Connection Info-Net)

Electronic Ordering System                  TX-4-212-078                       12/07/95
Release 1.0

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement

                  ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Grantor"), in favor of
JPMorgan Chase Bank, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below and The Prudential Insurance Company of America ("Prudential") and its affiliates (the "Prudential Affiliates") party to the Note Agreements referred to below (the Lenders, Prudential and the Prudential Affiliates collectively referred to as the "Secured Parties"). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, TBC Corporation (the "Borrower"), the Lenders, the Administrative Agent and the Co-Administrative Agent have entered into a Credit Agreement, dated as of March 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, the Borrower and Prudential have entered into the Amended and Restated Note Agreement, dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Existing Note Agreement") and the Borrower, Prudential and the Prudential Affiliates have entered into the Note Purchase Agreement, dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "Additional Note Agreement") (the Existing Note Agreement and the Additional Note Agreement collectively referred to as "Note Agreements");

                  WHEREAS, in connection with the Credit Agreement and the Note Agreements, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;

                  WHEREAS, the Credit Agreement and the Note Agreements require the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                                 [ADDITIONAL GRANTOR]

                                                 By:___________________________
                                                    Name:
                                                    Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3

                            Supplement to Schedule 4